Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Moveix Inc.

As independent registered public accountants, we hereby consent to the use of our report dated September 6, 2016, with respect to the financial statements of Moveix Inc., in its registration statement on Form S-1 Amendment No. 2 relating to the registration of 10,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

Salt Lake City, UT
February 6, 2017